SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 26, 2016

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	001-35360	95-4557538

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue, New York City, New York 10017, United States of America

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 984-1096

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 26, 2016, Elephant Talk Communications Corp. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment amending the Company’s Certificate of Incorporation, as amended. The Certificate of Amendment, which was approved by the Company’s Board of Directors at a meeting of the Board of Directors and by a majority of the Company’s stockholders at the Company’s annual meeting on August 16, 2016, increases the number of authorized shares of common stock issuable by the Company from 250,000,000 to 500,000,000. The Certificate of Amendment is attached to this Current Report as Exhibit 3.1. All descriptions of the Certificate of Amendment herein are qualified in their entirety to the text of Exhibit 3.1 hereto, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

3.1	Certificate of Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2016	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Gary G Brandt
Name: Gary G Brandt
Title: Chief Restructuring Officer

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